Exhibit 4.10

EXECUTION COPY

CARMEL MOUNTAIN FUNDING TRUST,

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Indenture Trustee and Paying Agent

SERIES 2005-A SUPPLEMENT

dated as of May 10, 2005

to

BASE INDENTURE

dated as of May 10, 2005

Exhibit A:	Form of Restricted Global Series 2005-A Subordinated Note
Exhibit B:	Form of Definitive Note Series 2005-A Subordinated Note

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SERIES 2005-A SUPPLEMENT, dated as of May 10, 2005 (this “Supplement”) between CARMEL MOUNTAIN FUNDING TRUST a statutory trust established under the laws of Delaware (the “Issuer”), DEUTSCHE BANK TRUST COMPANY AMERICAS, a, New York banking corporation as indenture trustee (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the “Indenture Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as paying agent for the benefit of the Series 2005-A Subordinated Noteholders (the “Paying Agent”), to the Base Indenture, dated as of May 10, 2005, between the Issuer and the Indenture Trustee (as further amended, modified or supplemented from time to time, exclusive of Supplements creating a new Series of Subordinated Notes, the “Base Indenture”).

PRELIMINARY STATEMENT

WHEREAS, Sections 2.2, 2.3 and 12.1 of the Base Indenture provide, among other things, that the Issuer and the Indenture Trustee may at any time and from time to time enter into a supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Subordinated Notes.

NOW, THEREFORE, the parties hereto agree as follows:

DESIGNATION

There is hereby created a Series of Subordinated Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Subordinated Notes shall be designated as Variable Rate Subordinated Notes, Series 2005-A (the “Series 2005-A Subordinated Notes”). The Series 2005-A Subordinated Notes shall be issued in an Initial Principal Amount of $40,000,000.

The proceeds from the sale of the Series 2005-A Subordinated Notes shall be deposited in the Collateral Account and shall be used by the Issuer to acquire Mortgage Loans from the Seller, to invest in Eligible Investments or to pay any amounts due and owing on the Issuer’s outstanding obligations in accordance with the Program Documents.

ARTICLE 1

Definitions

All capitalized terms not otherwise defined herein are defined in the Definitions List attached to the Security Agreement, dated as of May 10, 2005 (the “Security Agreement”) between the Issuer and Deutsche Bank Trust Company Americas, as Collateral Agent, as Schedule I thereto. All Article, Section or Subsection references herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein or the context otherwise requires or if such term is otherwise defined in the Security Agreement, each capitalized term used or defined herein shall relate only to the Series 2005-A Subordinated Notes and not to any other Series of Subordinated Notes issued by the Issuer.

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The following words and phrases shall have the following meanings with respect to the Series 2005-A Subordinated Notes and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

“LIBOR” shall be determined in accordance with Section 2.3(b)(i) hereof.

“LIBOR Determination Date” has the meaning specified in Section 2.3(b)(i) hereof.

“Optional Repurchase” has the meaning specified in Section 2.4 of this Supplement.

“Paying Agent” has the meaning specified in the initial paragraph hereto.

“Qualified Institutional Buyer” has the meaning specified in Section 3.1 hereof.

“Reference Banks” shall have the meaning specified in Section 2.3(b)(ii) hereof.

“Restricted Global Series 2005-A Subordinated Note” has the meaning specified in Section 3.1 hereof.

“Series 2005-A Carry-Over Interest Deficiency” means for each Payment Date an amount equal to the excess, if any, of (i) the Series 2005-A Carry-Over Interest Shortfall Amount for such Payment Date, over (ii) all amounts paid to the Series 2005-A Subordinated Noteholders in respect of the Series 2005-A Carry-Over Interest Shortfall Amount on such Payment Date.

“Series 2005-A Carry-Over Interest Shortfall Amount” means for each Payment Date an amount equal to the product of (i) the aggregate Principal Amount Charge-Offs allocated to the Series 2005-A Subordinated Notes on such Payment Date, plus the Series 2005-A Carry-Over Interest Deficiency on the preceding Payment Date (after giving effect to all Principal Amount Charge-Offs and Principal Amount Reinstatements made on such preceding Payment Date in respect of the Series 2005-A Subordinated Notes), (ii) the applicable Series 2005-A Subordinated Note Rate for the preceding Series 2005-A Interest Period and (iii) the actual number of days in such Series 2005-A Interest Period divided by 360.

“Series 2005-A Closing Date” means May 10, 2005.

“Series 2005-A Collateral” means the Collateral and the Series 2005-A Payment Account Collateral.

“Series 2005-A Final Scheduled Payment Date” means May 26, 2010.

“Series 2005-A Initial Purchaser” means Lehman Brothers Inc.

“Series 2005-A Interest Amount” means for each Payment Date an amount equal to the product of (i) the Series 2005-A Principal Amount plus the Series 2005-A Interest

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Shortfall, each as of the preceding Payment Date (after giving effect to all payments and allocations made on such prior Payment Date or, with respect to the first Payment Date for the Series 2005-A Subordinated Notes, on the Series 2005-A Closing Date), (ii) the applicable Series 2005-A Subordinated Note Rate for the preceding Series 2005-A Interest Period and (iii) the actual number of days in such Series 2005-A Interest Period divided by 360.

“Series 2005-A Interest Period” means, with respect to any Payment Date, the period from and including the immediately preceding Payment Date (or the Series 2005-A Closing Date in the case of the first Payment Date) to and including the day immediately preceding such Payment Date.

“Series 2005-A Interest Shortfall” means the excess, if any of (a) the Series 2005-A Interest Amount over (b) the amount paid to the Series 2005-A Subordinated Noteholders in respect of the Series 2005-A Interest Amount for the related Series 2005-A Interest Period.

“Series 2005-A Payment Account” has the meaning specified in Section 2.6(a) hereof.

“Series 2005-A Payment Account Collateral” has the meaning specified in Section 2.6(d) hereof.

“Series 2005-A Principal Amount” shall be an amount equal to (i) the Initial Principal Amount of the Series 2005-A Subordinated Notes issued on the Series 2005-A Closing Date, less (ii) the aggregate amount of any Principal Amount Charge-Offs allocated to the Series 2005-A Subordinated Notes, plus (iii) the aggregate amount of any Principal Amount Reinstatements allocated to the Series 2005-A Subordinated Notes, less (iv) any amounts distributed to Series 2005-A Subordinated Noteholders in respect of the Series 2005-A Principal Amount thereof.

“Series 2005-A Required Subordinated Noteholders” means Series 2005-A Subordinated Noteholders holding in excess of 50% of the Series 2005-A Principal Amount (excluding Series 2005-A Subordinated Notes held by any Seller, the Servicer or Affiliate of any Seller or the Servicer).

“Series 2005-A Subordinated Note Calculation Agent” means, with respect to the Series 2005-A Subordinated Notes, Deutsche Bank Trust Company Americas, as agent for purposes of calculating the Series 2005-A Subordinated Note Rate, or its designee.

“Series 2005-A Subordinated Note Rate” means a per annum rate equal to LIBOR plus 1.45%.

“Series 2005-A Subordinated Noteholders” shall mean the holders of the Series 2005-A Subordinated Notes.

“Series 2005-A Subordinated Notes” means any one of the Variable Rate Subordinated Notes, Series 2005-A, executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A or Exhibit B.

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“Subordinated Note Registrar” means Deutsche Bank Trust Company Americas, or any successor subordinated note registrar.

“Subordinated Note Representative” has the meaning specified in Section 2.5(c) hereof.

“Supplement” has the meaning set forth in the preamble.

“Transfer” has the meaning specified in Section 3.3 hereof. “Void Transfer” has the meaning specified in Section 3.3 hereof.

ARTICLE 2

SERIES 2005-A SUBORDINATED NOTES

With respect to the Series 2005-A Subordinated Notes, the following shall apply:

Section 2.1 Payment of Principal.

The Issuer will issue the Series 2005-A Subordinated Notes in the forms set forth as Exhibits A and B to this Supplement. The Series 2005-A Subordinated Notes will be issued in an aggregate Series 2005-A Principal Amount of $40,000,000. Unless a Security Agreement Event of Default or an Indenture Event of Default that results in the cessation of the issuance of the Secured Liquidity Notes or Term Notes occurs or an Optional Repurchase occurs, no Series 2005-A Principal Amount will be payable on the Series 2005-A Subordinated Notes until the Series 2005-A Final Scheduled Payment Date; provided, however, that, for purposes of an Indenture Event of Default, until the Senior Notes are paid in full, no Series 2005-A Principal Amount will be due or become due.

Section 2.2 Payment of Interest.

(a) Interest will accrue during each Series 2005-A Interest Period on the Series 2005 MSC Principal Amount plus the Series 2005 MSC Interest Shortfall, each as of the preceding Payment Date, at a per annum rate equal to the Series 2005-A Subordinated Note Rate, commencing on the Series 2005-A Closing Date; provided, however, that, for purposes of an Indenture Event of Default, until the Senior Notes are paid in full, no interest will be due or become due.

(b) The Paying Agent will distribute from funds available therefor in the Series 2005-A Payment Account pro rata to Series 2005-A Subordinated Noteholders the Series 2005-A Interest Amount. The Series 2005-A Interest Amount will be payable on each Payment Date to the holders of the Series 2005-A Subordinated Notes as of the close of business on the immediately preceding Note Record Date, commencing June 27, 2005 and ending on the Series 2005-A Final Scheduled Payment Date. In the event that the Paying Agent or its designated agent receives funds in an amount less than the Series 2005-A Interest Amount, additional interest on the Series 2005-A Interest Shortfall shall accrue at the applicable Series 2005-A Subordinated Note Rate. The Series 2005-A Interest Shortfall and additional interest on the

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Series 2005-A Interest Shortfall shall be paid to Series 2005-A Subordinated Noteholders in accordance with the Priority of Payments.

(c) In the event that the Series 2005-A Principal Amount is reduced by any Principal Amount Charge Off, additional interest on the aggregate Principal Amount Charge-Offs allocated to the Series 2005-A Subordinated Notes and the Series 2005-A Carry-Over Interest Deficiency, each as of the preceding Payment Date, shall accrue at the applicable Series 2005-A Subordinated Note Rate. The related Series 2005-A Carry Over Interest Shortfall Amount and the Series 2005-A Carry Over Interest Deficiency shall be paid to the Series 2005-A Subordinated Noteholders in accordance with the Priority of Payments.

Section 2.3 Calculation of Interest.

(a) For purposes of calculating the Series 2005-A Subordinated Note Rate, Deutsche Bank Trust Company Americas is hereby appointed as, and hereby accepts such appointment and agrees to perform the duties of, the Series 2005-A Subordinated Note Calculation Agent. The Series 2005-A Subordinated Note Calculation Agent may be removed by the Series 2005-A Required Subordinated Noteholders at any time. If the Series 2005-A Subordinated Note Calculation Agent is unable or unwilling to act as such or is removed by the Series 2005-A Required Subordinated Noteholders, or if the Series 2005-A Subordinated Note Calculation Agent fails to determine the Series 2005-A Subordinated Note Rate, the Series 2005-A Interest Amount, the Series 2005-A Interest Shortfall, the Series 2005-A Carry Over Interest Shortfall Amount and the Series 2005-A Interest Deficiency Amount for any Series 2005-A Interest Period, the Series 2005-A Required Subordinated Noteholders will promptly appoint as a replacement Series 2005-A Subordinated Note Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market. The Series 2005-A Subordinated Note Calculation Agent may not resign its duties without a successor having been duly appointed.

(b) LIBOR shall be determined by the Series 2005-A Subordinated Note Calculation Agent in accordance with the following provisions:

(i) On the second Business Day prior to the commencement of a Series 2005-A Interest Period (each such day, a “LIBOR Determination Date”), “LIBOR” shall equal the rate, as obtained by the Series 2005-A Subordinated Note Calculation Agent, for one-month Eurodollar deposits which appears on Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 2000 Interest Rate and Currency Exchange Definitions) or such other page as may replace Telerate Page 3750, as it relates to U.S. dollars, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(ii) If, on any LIBOR Determination Date, such rate does not appear on Telerate Page 3750, the Series 2005-A Subordinated Note Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for one-month Eurodollar deposits in an amount determined by the Series 2005-A Subordinated Note Calculation Agent by reference to requests for quotations as of approximately

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11:00 a.m. (London time) on the LIBOR Determination Date made by the Series 2005-A Subordinated Note Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two (2) of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one (1) or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the Series 2005-A Subordinated Note Calculation Agent are quoting on the relevant LIBOR Determination Date for one-month Eurodollar deposits in an amount determined by the Series 2005-A Subordinated Note Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if the Series 2005-A Subordinated Note Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, “LIBOR” shall be LIBOR as determined on the previous LIBOR Determination Date. As used herein, “Reference Banks” means four major banks in the London interbank market selected by the Series 2005-A Subordinated Note Calculation Agent.

As soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, the Series 2005-A Subordinated Note Calculation Agent will cause the Series 2005-A Subordinated Note Rate, the Series 2005-A Interest Amount, the Series 2005-A Interest Shortfall, the Series 2005-A Carry Over Interest Shortfall Amount and the Series 2005-A Carry Over Interest Deficiency for the next Series 2005-A Interest Period payable in respect of the Series 2005-A Subordinated Notes on the related Payment Date to be given to the Issuer and the Paying Agent. The Series 2005-A Subordinated Note Calculation Agent will also specify to the Issuer the quotations upon which the Series 2005-A Subordinated Note Rate is based, and in any event the Series 2005-A Subordinated Note Calculation Agent shall notify the Issuer before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the Series 2005-A Subordinated Note Rate and the Series 2005-A Interest Amount or (ii) it has not determined and is not in the process of determining the Series 2005-A Subordinated Note Rate and the Series 2005-A Interest Amount, together with its reasons therefor. For the sole purpose of calculating the Series 2005-A Subordinated Note Rate, “Business Day” shall be any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Section 2.4 Optional Repurchase.

In connection with the termination of the Issuer’s Secured Liquidity Notes program (other than a termination through the replacement of such program with a facility having substantially similar terms; any such replacement facility may be deemed to have substantially similar terms even though interest rate spreads may differ), and repayment of all of the Senior Notes and upon satisfaction of the requirements included in the Program Documents (including the payment of any amounts due and owing to the Senior Secured Parties), the Series 2005-A Subordinated Notes, together with all other outstanding Series of Subordinated Notes, may be repurchased (an “Optional Repurchase”), in whole but not in part, by the Issuer on any Payment Date upon not more than sixty (60) nor less than thirty (30) days’ prior notice to the

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Subordinated Noteholders at a price equal to the aggregate outstanding Principal Amount thereof together with any accrued and unpaid interest thereon, any Interest Shortfall and interest thereon to the date of repurchase and the aggregate amount of all Principal Amount Charge-Offs that have not been reinstated (unless each holder of the Series 2005-A Subordinated Notes waives the payment of such Principal Amount Charge-Offs); provided, that the Issuer shall effect an Optional Repurchase at the written request of any Swap Counterparty given no earlier than the sixtieth (60th) day following the date that the last Mortgage Loan has been sold and all the Senior Notes have been satisfied following a Termination Event at a purchase price equal to the aggregate outstanding Principal Amount of the Subordinated Notes of all Series on such Payment Date, plus accrued and unpaid interest on the unpaid aggregate Principal Amount of the Subordinated Notes of all Series and any Interest Shortfalls and interest thereon to the date of repurchase.

Section 2.5 Final Scheduled Payment; Early Amortization.

(a) The Series 2005-A Principal Amount, plus the aggregate amount of any Principal Amount Charge-Offs allocated to the Series 2005-A Subordinated Notes which have not been reinstated, will be payable in full on the Series 2005-A Final Scheduled Payment Date, as the case may be.

(b) Upon the occurrence of a Security Agreement Event of Default or an Indenture Event of Default that results in the cessation of the issuance of the Secured Liquidity Notes or an Optional Repurchase, the Issuer will be prohibited from purchasing additional Mortgage Loans and, in such case, the principal collections on Mortgage Loans, the proceeds of sales of Mortgage Loans and the amounts received from the Swap Counterparty will be available to be applied to the repayment of all Series of Subordinated Notes, subject to the Priority of Payments set forth in Section 7.02(b) of the Security Agreement.

(c) In connection with any such Security Agreement Event of Default or Indenture Event of Default , upon a sale or disposition of a Defaulted Loan, a Delinquent Loan or a portfolio of Defaulted Loans and/or Delinquent Loans (each, a “Portfolio”), the Collateral Agent shall use commercially reasonable efforts to obtain three (3) or more bids for each such Defaulted Loan, Delinquent Loan or Portfolio; provided, however, that such bids shall be received within ten (10) Business Days of one another. The Collateral Agent shall promptly notify the holder of the largest Principal Amount of all Series of Subordinated Notes or, if no single holder holds the largest Principal Amount of all Series of Subordinated Notes, such person as the Required Subordinated Noteholders shall designate (the “Subordinated Note Representative”), of the highest bid price obtained. The Subordinated Note Representative shall have the option to purchase such Defaulted Loans, Delinquent Loans or Portfolio within certain time periods at a price at least equal to 102% of such highest bid price but in no event more than the amount of the Outstanding Purchase Price of such Mortgage Loan or Mortgage Loans (plus accrued interest thereon) after giving effect to amounts payable by the Swap Counterparty with respect to the sale of such Mortgage Loan or Mortgage Loans. The Subordinated Note Representative will have certain time periods specified in the Security Agreement within which to elect to purchase, and to pay for, such Defaulted Loans, Delinquent Loans or Portfolio. In the event that the Subordinated Note Representative fails to elect to purchase or pay for such Defaulted Loans, Delinquent Loans or Portfolio within the applicable time period, the Collateral

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Agent shall have the right to sell such Defaulted Loans, Delinquent Loans or Portfolio to the highest bidder.

Section 2.6 Series 2005-A Payment Account.

(a) Establishment of Series 2005-A Payment Account. The Issuer shall establish and maintain in the name of the Indenture Trustee for the benefit of the Series 2005-A Subordinated Noteholders, or cause to be established and maintained, a segregated non-interest bearing trust account (the “Series 2005-A Payment Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2005-A Subordinated Noteholders. The Series 2005-A Payment Account will not be subjected to the lien of the Security Agreement. The Series 2005-A Payment Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as Indenture Trustee for funds deposited in the Series 2005-A Payment Account; provided that, if at any time such Qualified Institution is no longer a Qualified Institution or the credit rating of any securities issued by such depositary institution or trust company shall be reduced to below “BBB-” by S&P or “Baa3” by Moody’s, then the Issuer shall, within 30 days of such reduction, establish a new Series 2005-A Payment Account with a new Qualified Institution. If the Series 2005-A Payment Account is not maintained in accordance with the previous sentence, the Issuer shall establish a new Payment Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Indenture Trustee in writing to transfer all cash and Eligible Investments from the non-qualifying Series 2005-A Payment Account into the new Series 2005-A Payment Account. Initially, the Series 2005-A Payment Account will be established with the Indenture Trustee.

(b) Administration of the Series 2005-A Payment Account. The Indenture Trustee, at the written instruction of the Servicer, may instruct the institution maintaining the Series 2005-A Payment Account to invest funds on deposit in the Series 2005-A Payment Account from time to time in Eligible Investments; provided, however, that any such Eligible Investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received, unless any Eligible Investment held in the Series 2005-A Payment Account is held with the Indenture Trustee, then such investment may mature on such Payment Date and such funds shall be available for withdrawal on or prior to such Payment Date. All such Eligible Investments will be credited to the Series 2005-A Payment Account.

(c) Earnings from Series 2005-A Payment Account. All interest and earnings (net of losses and investment expenses) paid on funds on deposit in the Series 2005-A Payment Account shall be deemed to be on deposit and available for distribution.

(d) Series 2005-A Payment Account Constitutes Additional Collateral for Series 2005-A Subordinated Notes. In order to secure and provide for the repayment and payment of the Issuer’s obligations with respect to the Series 2005-A Subordinated Notes, the Issuer hereby grants a security interest in and assigns, pledges, grants, transfers and sets over to the Paying Agent, for the benefit of the Series 2005-A Subordinated Noteholders, all of the Issuer’s right, title and interest in and to the following (whether now or hereafter existing or acquired): (i) the Series 2005-A Payment Account, including any security entitlement thereto;

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(ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2005-A Payment Account or the funds on deposit therein from time to time; (iv) all Eligible Investments made at any time and from time to time with monies in the Series 2005-A Payment Account, whether constituting securities, instruments, general intangibles, investment property, financial assets or other property; (v) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Series 2005-A Payment Account, the funds on deposit therein from time to time or the Eligible Investments made with such funds; and (vi) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (vi) are referred to, collectively, as the “Series 2005-A Payment Account Collateral”). The Paying Agent shall possess all right, title and interest in all funds on deposit from time to time in the Series 2005-A Payment Account and in all proceeds thereof, and shall be the only person authorized to originate entitlement orders in respect of the Series 2005-A Payment Account. The Series 2005-A Payment Account Collateral shall be under the sole dominion and control of the Paying Agent for the benefit of the Series 2005-A Subordinated Noteholders.

ARTICLE 3

FORM AND TRANSFER RESTRICTIONS OF SERIES 2005-A NOTES

Section 3.1 Restricted Global Series 2005-A Subordinated Notes; Definitive Notes

The Series 2005-A Subordinated Notes sold in the United States to persons who are qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act (“Qualified Institutional Buyers”) who are also “qualified purchasers” within the meaning of the Investment Company Act (“Qualified Purchasers”) will be issued in book-entry form and represented by one or more permanent global notes without interest coupons (each, a “Restricted Global Series 2005-A Subordinated Note”), substantially in the form set forth in Exhibit A hereto, with such legends as may be applicable thereto as set forth in the Base Indenture, deposited with a custodian for, and registered in the name of Cede & Co. as nominee of DTC, duly executed by the Issuer and authenticated by the Indenture Trustee in the manner set forth in Section 2.7 of the Base Indenture. Beneficial interests in a Restricted Global Series 2005-A Subordinated Note will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants.

Section 3.2 2005-A Subordinated Note Sold Pursuant to Regulation S.

The Series 2005-A Subordinated Notes sold outside the United States in reliance on Regulation S under the Securities Act shall be issued in definitive, full registered, certificated form without interest coupons, substantially in the form set forth in Exhibit B hereto, duly executed by the Issuer and authenticated by the Indenture Trustee in the manner set forth Section 2.7 of the Base Indenture.

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Section 3.3 Transfer and Exchange of Subordinated Notes.

No Series 2005-A Subordinated Note may be issued, sold, transferred, assigned, participated, pledged, or otherwise disposed of (any such act, a “Transfer”) to any Person except in accordance with the provisions of the Base Indenture and this Indenture Supplement and any attempted Transfer in violation of this Section shall be null and void (each, a “Void Transfer”). If a Transfer of a Series 2005-A Subordinated Note is permitted pursuant to the Base Indenture and this Supplement, a transferee of a Series 2005-A Subordinated Note shall become a Subordinated Noteholder, and shall be entitled to the rights and subject to the obligations of a Subordinated Noteholder under the Base Indenture and this Supplement upon such transferee’s acceptance of a Series 2005-A Subordinated Note duly registered in such transferee’s name pursuant to this Section.

ARTICLE 4

GENERAL

Section 4.1 Information.

The Indenture Trustee, upon the written request of any Series 2005-A Subordinated Noteholder, shall provide to such Series 2005-A Subordinated Noteholder, or its designated agent, copies of all requested information previously furnished to the Indenture Trustee or the Issuer pursuant to the Program Documents, as such information relates to the Series 2005-A Subordinated Notes or the Series 2005-A Collateral.

Section 4.2 Exhibits.

The following exhibits attached hereto supplement the exhibits included in the Base Indenture.

Exhibit A	Form of Restricted Global Series 2005-A Subordinated Note

Exhibit B	Form of Definitive Note

Section 4.3 Ratification of Base Indenture.

As supplemented by this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument.

Section 4.4 Counterparts.

This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

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Section 4.5 Governing Law.

This Supplement shall be construed in accordance with the law of the State of New York (without giving effect to the provisions thereof regarding conflicts of laws other than Section 5-1401 of the New York General Obligations Law), and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such law.

Section 4.6 Amendments.

This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Series 2005-A Required Subordinated Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by the Series 2005-A Required Subordinated Noteholders.

Section 4.7 Discharge of Indenture.

Notwithstanding anything to the contrary contained in the Base Indenture, no discharge of the Indenture pursuant to Section 11.1(b) of the Base Indenture will be effective as to the Series 2005-A Subordinated Notes without the consent of the Series 2005-A Required Subordinated Noteholders.

Section 4.8 Notice to Rating Agencies.

The Indenture Trustee shall provide to each Rating Agency a copy of each notice, opinion of counsel, certificate, amendment or other item delivered to, or required to be provided by, the Indenture Trustee pursuant to this Supplement or any other Program Document. The Indenture Trustee makes this covenant as a matter of courtesy and accommodation only and shall not be liable to any Person for any failure to comply therewith.

Section 4.9 Action by Direction of Required Subordinated Noteholders.

Subject to Section 10.1 of the Base Indenture, the Indenture Trustee agrees that, so long as no Event of Default shall have occurred and be continuing with respect to any Series of Subordinated Notes other than the Series 2005-A Subordinated Notes, it shall not exercise any rights or remedies available to it as a result of the occurrence of an Event of Default with respect to the Series 2005-A Subordinated Notes until the Indenture Trustee has obtained the written direction of the Series 2005-A Required Subordinated Noteholders in accordance with the terms of the Indenture.

Section 4.10 Protections Under Base Indenture.

Deutsche Bank Trust Company Americas, as Paying Agent, Subordinated Note Registrar and Series 2005-A Subordinated Note Calculation Agent hereunder, shall have all of the protections, etc., of the Indenture Trustee under Section 10 of the Base Indenture.

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Section 4.11 Statement of Intent.

The Issuer, the Indenture Trustee and each Holder of a Series 2005-A Subordinated Note intends, by its acceptance of a Series 2005-A Subordinated Note, to treat such Series 2005-A Subordinated Note as indebtedness for all United States federal, state and local income tax purposes.

Section 4.12 No Recourse.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of the Carmel Mountain Funding Trust, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Carmel Mountain Funding Trust is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only the Carmel Mountain Funding Trust, (c) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Carmel Mountain Funding Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Carmel Mountain Funding Trust under this Agreement or any other related documents.

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IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Paying Agent have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CARMEL MOUNTAIN FUNDING TRUST, as Issuer

By: U.S. Bank Trust National Association not in its individual capacity, but solely as Owner Trustee

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee and as Paying Agent

By:	/s/ Eileen M. Hughes
	Name:	Eileen M. Hughes
	Title:	Vice President

S-1	2005-A Supplement

EXHIBIT A

Form of Restricted Global Series 2005-A Subordinated Note

Exhibit A

Form of Restricted Global Series 2005-A Subordinated Note

CARMEL MOUNTAIN FUNDING TRUST

FORM OF RESTRICTED GLOBAL SUBORDINATED NOTE, SERIES 2005-A

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CARMEL MOUNTAIN FUNDING TRUST THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) WHO IS ALSO A QUALIFIED PURCHASER (AS DEFINED IN THE INVESTMENT COMPANY ACT, A “QUALIFIED PURCHASER”) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S OF THE SECURITIES ACT) WHO IS ALSO A QUALIFIED PURCHASER IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT OR (4) IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT IN THE CASE OF THIS CLAUSE (4) TO RECEIPT OF SUCH CERTIFICATES AND OTHER DOCUMENTS AS THE INDENTURE TRUSTEE MAY REQUIRE UNDER THE INDENTURE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

EACH PURCHASER REPRESENTS, WARRANTS AND COVENANTS FOR THE BENEFIT OF THE INDENTURE TRUSTEE AND THE ISSUER THAT EITHER (A) SUCH PURCHASER IS NOT AND IS NOT ACTING ON BEHALF OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT

IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (III) ANY ENTITY DEEMED TO BE INVESTING “PLAN ASSETS” (WITHIN THE MEANING OF UNITED STATES DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101 OR OTHERWISE UNDER ERISA) OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), (EACH OF THE FOREGOING A “BENEFIT PLAN”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE WILL BE ELIGIBLE FOR, AND SATISFY ALL REQUIREMENTS OF, A UNITED STATES DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (OR, IN THE CASE OF A PURCHASER THAT IS A GOVERNMENTAL PLAN, WILL NOT VIOLATE ANY SIMILAR LAW). EACH PURCHASER THAT ACQUIRES A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE THE FOREGOING REPRESENTATION AND WARRANTY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CARMEL MOUNTAIN FUNDING TRUST

RESTRICTED GLOBAL SUBORDINATED NOTE, SERIES 2005-A

CUSIP No.:	up to $40,000,000

ISIN No.:

No.: R- 1

Carmel Mountain Funding Trust, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to CEDE & CO., (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), up to the principal amount of FORTY MILLION AND NO/100 DOLLARS (U.S. $40,000,000) on May 26, 2010 (the “Series 2005-A Final Scheduled Payment Date”), unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise, and (b) interest thereon on the 25th day of each month (or if such day is not a Business Day, the next following Business Day), commencing June 27, 2005 (each, a “Payment Date”), at a rate of one-month LIBOR (determined as set forth in the Indenture) plus 1.45% (the “Series 2005-A Subordinated Note Rate”) until the principal hereof is paid in full or duly provided for.

This Variable Rate Subordinated Note is one of a duly authorized issue of Notes of the Issuer, designated as the Carmel Mountain Funding Trust, Series 2005-A (the “Series 2005-A Subordinated Notes”), issued under a Base Indenture dated as of May 10, 2005 (the “Base Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2005-A Supplement dated as of May 10, 2005 (the “Series Supplement”). The term “Indenture,” unless the context otherwise requires, refers to the Base Indenture, as supplemented by the Series Supplement. The term “Security Agreement” refers to the Security Agreement dated as of May 10, 2005, between the Issuer and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”). The Notes are subject to the terms of the Indenture and Security Agreement. All capitalized terms used in this Note and not otherwise defined shall have the meanings assigned to them in the Series Supplement and Schedule I to the Security Agreement. In the event of any conflict or inconsistency between the Indenture or Security Agreement and this Note, the Indenture or Security Agreement, as applicable, shall control.

Notwithstanding anything in the Indenture or this Note to the contrary, the holder of this Note acknowledges and agrees for the benefit of the holders of the Senior

Notes that the rights of such holder in and to the Collateral and to receive payments shall be subordinate and junior to the holders of the Senior Notes and to certain other fees, indemnities, expenses and obligations of the Issuer to the extent and in the manner set forth in the Indenture and the Security Agreement.

Except under certain circumstances set forth in the Indenture, the Series 2005-A Subordinated Notes are issuable only in registered, certificated form without coupons in minimum denominations of $200,000 and any integral multiple of $1,000 in excess thereof.

This Note does not purport to summarize the Indenture or the Security Agreement and reference is made to the Indenture and Security Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee and Collateral Agent, respectively.

Unless the certificate of authentication hereon has been duly executed by the Indenture Trustee by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS OR CHOICE OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, U.S. Bank Trust National Association, as Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

CARMEL MOUNTAIN FUNDING TRUST

BY:	U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Dated: [                    , 2005]

Restricted Global Note

S-1

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Dated: [                    , 2005]

Restricted Global Note

S-2

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Note , and all rights thereunder, hereby irrevocably constituting and appointing

                                                                                                                       Attorney to transfer said Note on the books of the Term Note Registrar, with full power of substitution in the premises.

Dated:

*/
Signature Guaranteed:

*/

                    */ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

SCHEDULE OF EXCHANGES IN RESTRICTED GLOBAL SUBORDINATED NOTE

The initial principal balance of this Restricted Global Note is $40,000,000. The following exchanges of a part of this Restricted Global Note have been made:

Date of Exchange	Amount of decrease in Principal Balance of this Restricted Global Note	Amount of increase in Principal Balance of this Restricted Global Note	Principal Balance of this Restricted Global Note following such decrease (or increase)	Signature of authorized officer of Indenture Trustee or securities custodian

Exhibit B

Form of Definitive Series 2005-A Subordinated Note

CARMEL MOUNTAIN FUNDING TRUST

FORM OF DEFINITIVE SUBORDINATED NOTE, SERIES 2005-A

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF CARMEL MOUNTAIN FUNDING TRUST THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE ISSUER (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) WHO IS ALSO A QUALIFIED PURCHASER (AS DEFINED IN THE INVESTMENT COMPANY ACT, A “QUALIFIED PURCHASER”) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON (AS SUCH TERM IS DEFINED IN REGULATION S OF THE SECURITIES ACT) WHO IS ALSO A QUALIFIED PURCHASER IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT OR (4) IN A TRANSACTION COMPLYING WITH OR EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (SUBJECT IN THE CASE OF THIS CLAUSE (4) TO RECEIPT OF SUCH CERTIFICATES AND OTHER DOCUMENTS AS THE INDENTURE TRUSTEE MAY REQUIRE UNDER THE INDENTURE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

EACH PURCHASER REPRESENTS, WARRANTS AND COVENANTS FOR THE BENEFIT OF THE INDENTURE TRUSTEE AND THE ISSUER THAT EITHER (A) SUCH PURCHASER IS NOT AND IS NOT ACTING ON BEHALF OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” (AS DEFINED IN SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”)) THAT IS SUBJECT TO SECTION 4975 OF THE CODE, (III) ANY ENTITY DEEMED TO BE INVESTING “PLAN ASSETS” (WITHIN THE MEANING OF UNITED STATES DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION

2510.3-101 OR OTHERWISE UNDER ERISA) OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A “GOVERNMENTAL PLAN” (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO APPLICABLE LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), (EACH OF THE FOREGOING A “BENEFIT PLAN”) OR (B) THE ACQUISITION AND HOLDING OF THIS NOTE WILL BE ELIGIBLE FOR, AND SATISFY ALL REQUIREMENTS OF, A UNITED STATES DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION (OR, IN THE CASE OF A PURCHASER THAT IS A GOVERNMENTAL PLAN, WILL NOT VIOLATE ANY SIMILAR LAW). EACH PURCHASER THAT ACQUIRES A BENEFICIAL INTEREST IN THIS NOTE WILL BE DEEMED TO MAKE THE FOREGOING REPRESENTATION AND WARRANTY.

CARMEL MOUNTAIN FUNDING TRUST

VARIABLE RATE DEFINITIVE SUBORDINATED NOTE, SERIES 2005-A

CUSIP No.: [ ]	$[ ]

ISIN No.:[ ]

No.: R- [ ]

Carmel Mountain Funding Trust, a Delaware statutory trust (the “Issuer”), for value received, hereby promises to pay to [                                                     ], (a) upon presentation and surrender of this Note (except as otherwise permitted by the Indenture referred to below), the principal amount of [                                                     ]AND [__]/100 DOLLARS (U.S. $[                            ]) on May 26, 2010 (the “Series 2005-A Final Scheduled Payment Date”), unless the unpaid principal of this Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise, and (b) interest thereon on the 25th day of each month (or if such day is not a Business Day, the next following Business Day), commencing June 27, 2005 (each, a “Payment Date”), at a rate of one-month LIBOR (determined as set forth in the Indenture) plus 1.45% (the “Series 2005-A Subordinated Note Rate”) until the principal hereof is paid in full or duly provided for.

This Variable Rate Subordinated Note is one of a duly authorized issue of Notes of the Issuer, designated as the Carmel Mountain Funding Trust, Series 2005-A (the “Series 2005-A Subordinated Notes”), issued under a Base Indenture dated as of May 10, 2005 (the “Base Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2005-A Supplement dated as of May 10, 2005 (the “Series Supplement”). The term “Indenture,” unless the context otherwise requires, refers to the Base Indenture, as supplemented by the Series Supplement. The term “Security Agreement” refers to the Security Agreement dated as of May 10, 2005, between the Issuer and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”). The Notes are subject to the terms of the Indenture and Security Agreement. All capitalized terms used in this Note and not otherwise defined shall have the meanings assigned to them in the Series Supplement and Schedule I to the Security Agreement. In the event of any conflict or inconsistency between the Indenture or Security Agreement and this Note, the Indenture or Security Agreement, as applicable, shall control.

Notwithstanding anything in the Indenture or this Note to the contrary, the holder of this Note acknowledges and agrees for the benefit of the holders of the Senior

Notes that the rights of such holder in and to the Collateral and to receive payments shall be subordinate and junior to the holders of the Senior Notes and to certain other fees, indemnities, expenses and obligations of the Issuer to the extent and in the manner set forth in the Indenture and the Security Agreement.

Except under certain circumstances set forth in the Indenture, the Series 2005-A Subordinated Notes are issuable only in registered, certificated form without coupons in minimum denominations of $200,000 and any integral multiple of $1,000 in excess thereof.

This Note does not purport to summarize the Indenture or the Security Agreement and reference is made to the Indenture and Security Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Indenture Trustee and Collateral Agent, respectively.

Unless the certificate of authentication hereon has been duly executed by the Indenture Trustee by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS OR CHOICE OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, U.S. Bank Trust National Association, as Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.

CARMEL MOUNTAIN FUNDING TRUST

BY:	U.S. Bank Trust National Association, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Dated: [                    , 2005]

Definitive Subordinated Note

S-1

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Indenture Trustee

By:
Name:
Title:

Dated: [                    , 2005]

Definitive Subordinated Note

S-2

ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Note , and all rights thereunder, hereby irrevocably constituting and appointing

Attorney to transfer said Note on the books of the Term Note Registrar, with full power of substitution in the premises.

Dated:

*/
Signature Guaranteed:

*/

                        */ NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

2005-A Supplement